                                                                   EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


Presstek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the respective Registration Statements on Forms S-8 (Nos. 33-80466, 33-61215, 33-30337, 333-76905 and 333-97897) and on Forms S-3 (Nos. 333-2299 and 33-48342) of
Presstek, Inc., and in the Prospectuses constituting part of such Registration Statements, of our report dated March 16, 2006, relating to the financial statements and the effectiveness of Presstek's internal control over financial reporting, which appear in this Form 10-K.



/s/ BDO Seidman, LLP

Boston, Massachusetts
March 16, 2006